EXHIBIT 99.2

KAR Auction Services, Inc.
Q2 2017 Supplemental Financial Information
August 8, 2017

KAR Auction Services, Inc.
EBITDA and Adjusted EBITDA Measures
EBITDA and Adjusted EBITDA as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following tables reconcile EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended June 30, 2017
(Dollars in millions), (Unaudited)	ADESA	IAA	AFC	Corporate	Consolidated

Net income (loss)	$53.7	$37.3	$20.3	$(54.1)	$57.2
Add back:
Income taxes	33.8	20.6	12.5	(33.0)	33.9
Interest expense, net of interest income	(0.1)	—	10.5	29.5	39.9
Depreciation and amortization	26.9	22.9	7.8	6.9	64.5
Intercompany interest	9.0	9.4	(9.8)	(8.6)	—
EBITDA	123.3	90.2	41.3	(59.3)	195.5
Intercompany charges	2.5	—	—	(2.5)	—
Non-cash stock-based compensation	1.7	0.9	0.6	2.2	5.4
Loss on extinguishment of debt	—	—	—	27.5	27.5
Acquisition related costs	0.8	—	—	0.7	1.5
Securitization interest	—	—	(8.2)	—	(8.2)
Minority interest	1.0	—	—	—	1.0
Other	1.3	(0.6)	0.1	—	0.8
Total addbacks	7.3	0.3	(7.5)	27.9	28.0
Adjusted EBITDA	$130.6	$90.5	$33.8	$(31.4)	$223.5

	Three Months Ended June 30, 2016
(Dollars in millions), (Unaudited)	ADESA	IAA	AFC	Corporate	Consolidated

Net income (loss)	$46.2	$25.2	$23.0	$(32.6)	$61.8
Add back:
Income taxes	27.1	15.1	14.0	(18.5)	37.7
Interest expense, net of interest income	—	—	8.2	27.5	35.7
Depreciation and amortization	24.8	21.2	7.9	5.1	59.0
Intercompany interest	11.1	9.5	(8.6)	(12.0)	—
EBITDA	109.2	71.0	44.5	(30.5)	194.2
Intercompany charges	2.2	0.1	—	(2.3)	—
Non-cash stock-based compensation	1.1	0.7	0.5	2.6	4.9
Acquisition related costs	1.3	0.1	0.1	1.8	3.3
Securitization interest	—	—	(6.7)	—	(6.7)
Minority interest	1.0	—	—	—	1.0
Other	0.9	(0.5)	—	—	0.4
Total addbacks	6.5	0.4	(6.1)	2.1	2.9
Adjusted EBITDA	$115.7	$71.4	$38.4	$(28.4)	$197.1

	Six Months Ended June 30, 2017
(Dollars in millions), (Unaudited)	ADESA	IAA	AFC	Corporate	Consolidated

Net income (loss)	$105.0	$69.5	$41.2	$(89.3)	$126.4
Add back:
Income taxes	62.8	38.6	24.3	(57.7)	68.0
Interest expense, net of interest income	—	—	20.8	59.3	80.1
Depreciation and amortization	54.0	46.1	15.6	13.3	129.0
Intercompany interest	18.2	18.8	(18.5)	(18.5)	—
EBITDA	240.0	173.0	83.4	(92.9)	403.5
Intercompany charges	5.1	—	—	(5.1)	—
Non-cash stock-based compensation	3.2	1.8	1.1	5.3	11.4
Loss on extinguishment of debt	—	—	—	27.5	27.5
Acquisition related costs	2.5	—	—	1.1	3.6
Securitization interest	—	—	(16.3)	—	(16.3)
Minority interest	2.7	—	—	—	2.7
Other	2.1	(0.5)	0.1	—	1.7
Total addbacks	15.6	1.3	(15.1)	28.8	30.6
Adjusted EBITDA	$255.6	$174.3	$68.3	$(64.1)	$434.1

	Six Months Ended June 30, 2016
(Dollars in millions), (Unaudited)	ADESA	IAA	AFC	Corporate	Consolidated

Net income (loss)	$85.5	$50.1	$47.0	$(60.1)	$122.5
Add back:
Income taxes	50.4	30.0	28.6	(34.6)	74.4
Interest expense, net of interest income	0.1	—	16.0	48.3	64.4
Depreciation and amortization	47.3	42.5	15.6	10.0	115.4
Intercompany interest	23.0	18.9	(16.4)	(25.5)	—
EBITDA	206.3	141.5	90.8	(61.9)	376.7
Intercompany charges	5.5	0.3	—	(5.8)	—
Non-cash stock-based compensation	2.3	1.3	0.9	5.9	10.4
Loss on extinguishment of debt	—	—	—	4.0	4.0
Acquisition related costs	2.4	0.1	0.1	3.3	5.9
Securitization interest	—	—	(13.1)	—	(13.1)
Minority interest	1.6	—	—	—	1.6
Other	1.8	(0.7)	—	—	1.1
Total addbacks	13.6	1.0	(12.1)	7.4	9.9
Adjusted EBITDA	$219.9	$142.5	$78.7	$(54.5)	$386.6

Certain of our loan covenant calculations utilize financial results for the most recent four consecutive fiscal quarters. The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended				Twelve Months Ended
(Dollars in millions), (Unaudited)	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	June 30, 2017

Net income (loss)	$54.4	$45.5	$69.2	$57.2	$226.3
Add back:
Income taxes	31.8	26.7	34.1	33.9	126.5
Interest expense, net of interest income	36.1	37.9	40.2	39.9	154.1
Depreciation and amortization	60.5	64.7	64.5	64.5	254.2
EBITDA	182.8	174.8	208.0	195.5	761.1
Non-cash stock-based compensation	4.7	4.0	6.0	5.4	20.1
Loss on extinguishment of debt	—	1.4	—	27.5	28.9
Acquisition related costs	1.3	1.4	2.1	1.5	6.3
Securitization interest	(7.2)	(7.7)	(8.1)	(8.2)	(31.2)
Minority interest	1.1	1.1	1.7	1.0	4.9
(Gain)/Loss on asset sales	1.3	0.3	0.5	0.2	2.3
Other	0.8	1.2	0.4	0.6	3.0
Total addbacks	2.0	1.7	2.6	28.0	34.3
Adjusted EBITDA	$184.8	$176.5	$210.6	$223.5	$795.4

Segment Results

Impact of Foreign Currency
The strengthening of the U.S. dollar has impacted the reporting of our Canadian operations in U.S. dollars. For the three months ended June 30, 2017, fluctuations in the Canadian exchange rate decreased revenue by $4.1 million, operating profit by $1.6 million, net income by $0.9 million and net income per diluted share by less than $0.01. For the six months ended June 30, 2017, fluctuations in the Canadian exchange rate decreased revenue by $1.1 million, operating profit by $0.4 million, net income by $0.2 million and net income per diluted share by less than $0.01.
ADESA Results

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions, except per vehicle amounts)	2017	2016	2017	2016
ADESA revenue	$489.2	$450.8	$987.2	$865.6
Cost of services*	278.7	259.2	569.6	497.6
Gross profit*	210.5	191.6	417.6	368.0
Selling, general and administrative	85.2	80.6	172.5	157.2
Depreciation and amortization	26.9	24.8	54.0	47.3
Operating profit	$98.4	$86.2	$191.1	$163.5

Vehicles sold	830,000	750,000	1,648,000	1,453,000
Physical auction vehicles sold	585,000	552,000	1,188,000	1,067,000
Online only vehicles sold	245,000	198,000	460,000	386,000
Dealer consignment mix at physical auctions	46%	49%	45%	48%
Conversion rate at North American physical auctions	61.1%	59.1%	61.4%	60.0%
Physical auction revenue per vehicle sold, excluding purchased vehicles	$748	$742	$751	$740
Online only revenue per vehicle sold, excluding ADESA Assurance Program vehicles	$105	$109	$108	$109

* Exclusive of depreciation and amortization
Overview of ADESA Results for the Three Months Ended June 30, 2017 and 2016
Revenue
Revenue from ADESA increased $38.4 million, or 9%, to $489.2 million for the three months ended June 30, 2017, compared with $450.8 million for the three months ended June 30, 2016. The increase in revenue was primarily a result of an 11% increase in the number of vehicles sold (7% increase excluding acquisitions), partially offset by a 2% decrease in revenue per vehicle sold. Businesses acquired in the last 12 months accounted for an increase in revenue of $18.2 million. Revenue decreased $3.0 million due to fluctuations in the Canadian exchange rate.
The increase in volume sold was primarily attributable to a 17% increase in institutional volume (14% increase excluding acquisitions), including vehicles sold on our online only platform, partially offset by a 1% decrease in dealer consignment units sold (5% decrease excluding acquisitions) for the three months ended June 30, 2017 compared with the three months ended June 30, 2016. Online sales volume for ADESA represented approximately 45% of the total vehicles sold in the second quarter of 2017, compared with approximately 41% in the second quarter of 2016. "Online sales" includes the following: (i) selling vehicles directly from a dealership or other interim storage location (upstream selling); (ii) online solutions that offer vehicles for sale while in transit to auction locations (midstream selling); (iii) simultaneously broadcasting video and audio of the physical auctions to online bidders (LiveBlock®); and (iv) bulletin-board or real-time online auctions (DealerBlock®). Upstream and midstream selling represent online only sales, which accounted for approximately 67% of ADESA's online sales volume. ADESA sold approximately 245,000 and 198,000 vehicles through its online only offerings in the second quarter of 2017 and 2016, respectively, of which approximately 128,000 and 105,000 represented vehicle sales to grounding dealers in the second quarter of 2017 and 2016, respectively. For the three months ended June 30, 2017, dealer consignment vehicles represented approximately 46% of used vehicles sold at ADESA physical auction locations, compared with approximately 49% for the three months ended June 30, 2016. Vehicles sold at physical auction locations increased 6% (1% increase excluding acquisitions) in the second quarter of 2017, compared with the second quarter of 2016. The used vehicle conversion percentage at North American physical auction locations, calculated as the number of vehicles sold as a percentage of the number of vehicles entered for sale at our ADESA auctions, increased to 61.1% for the three months ended June 30, 2017, compared with 59.1% for the three months ended June 30, 2016.
Physical auction revenue per vehicle sold increased $6, or 1%, to $748 for the three months ended June 30, 2017, compared with $742 for the three months ended June 30, 2016. Physical auction revenue per vehicle sold includes revenue from seller and buyer auction fees and ancillary and other related services, which includes non-auction services and excludes the sale of purchased vehicles. The increase in physical auction revenue per vehicle sold was primarily attributable to an increase in auction fees related to higher average transaction prices and an increase in lower margin ancillary and other related services revenue, including revenue from certain businesses acquired, partially offset by a decrease in physical auction revenue per vehicle sold of $5 due to fluctuations in the Canadian exchange rate.
Online only auction revenue per vehicle sold decreased $2 to $121 for the three months ended June 30, 2017, compared with $123 for the three months ended June 30, 2016. The decrease in online only auction revenue per vehicle sold was attributable to a change in the mix of cars supplied in closed sales to non-grounding dealers as well as a change in the mix of cars supplied in open sales, partially offset by an increase in purchased vehicles associated with the ADESA Assurance Program and a decrease in online only auction revenue per vehicle sold of $1 due to fluctuations in the Canadian exchange rate. Excluding vehicles purchased as part of the ADESA Assurance Program, online only revenue per vehicle sold decreased to $105 from $109 for the three months ended June 30, 2017 and 2016, respectively.
Gross Profit
For the three months ended June 30, 2017, gross profit for ADESA increased $18.9 million, or 10%, to $210.5 million, compared with $191.6 million for the three months ended June 30, 2016. Gross profit for ADESA was 43.0% of revenue for the three months ended June 30, 2017, compared with 42.5% of revenue for the three months ended June 30, 2016. The increase in gross profit was mainly attributable to the 11% increase in the number of vehicles sold.
Selling, General and Administrative
Selling, general and administrative expenses for the ADESA segment increased $4.6 million, or 6%, to $85.2 million for the three months ended June 30, 2017, compared with $80.6 million for the three months ended June 30, 2016, primarily due to increases in selling, general and administrative expenses associated with acquired businesses of $4.4 million, compensation expense of $2.8 million, stock-based compensation expense of $0.6 million and other expenses aggregating $0.4 million, partially offset by decreases in incentive-based compensation expense of $2.1 million and professional fees of $1.5 million.
Overview of ADESA Results for the Six Months Ended June 30, 2017 and 2016
Revenue
Revenue from ADESA increased $121.6 million, or 14%, to $987.2 million for the six months ended June 30, 2017, compared with $865.6 million for the six months ended June 30, 2016. The increase in revenue was primarily a result of a 13% increase in the number of vehicles sold (5% increase excluding acquisitions), as well as a 1% increase in revenue per vehicle sold. Businesses acquired in the last 12 months accounted for an increase in revenue of $66.6 million. Revenue decreased $0.8 million due to fluctuations in the Canadian exchange rate.
The increase in volume sold was primarily attributable to a 18% increase in institutional volume (12% increase excluding acquisitions), including vehicles sold on our online only platform, as well as a 5% increase in dealer consignment units sold (6% decrease excluding acquisitions) for the six months ended June 30, 2017 compared with the six months ended June 30, 2016. Online sales volume for ADESA represented approximately 44% of the total vehicles sold in the first six months of 2017, compared with approximately 41% in the first six months of 2016. Upstream and midstream selling represent online only sales, which accounted for approximately 64% of ADESA's online sales volume. ADESA sold approximately 460,000 and 386,000 vehicles through its online only offerings in the first six months of 2017 and 2016, respectively, of which approximately 235,000 and 197,000 represented vehicle sales to grounding dealers in the first six months of 2017 and 2016, respectively. For the six months ended June 30, 2017, dealer consignment vehicles represented approximately 45% of used vehicles sold at ADESA physical auction locations, compared with approximately 48% for the six months ended June 30, 2016. Vehicles sold at physical auction locations increased 11% (no increase excluding acquisitions) in the first six months of 2017, compared with the first six months of 2016. The used vehicle conversion percentage at North American physical auction locations, calculated as the number of vehicles sold as a percentage of the number of vehicles entered for sale at our ADESA auctions, increased to 61.4% for the six months ended June 30, 2017, compared with 60.0% for the six months ended June 30, 2016.
Physical auction revenue per vehicle sold increased $11, or 1%, to $751 for the six months ended June 30, 2017, compared with $740 for the six months ended June 30, 2016. Physical auction revenue per vehicle sold includes revenue from seller and buyer auction fees and ancillary and other related services, which includes non-auction services and excludes the sale of purchased vehicles. The increase in physical auction revenue per vehicle sold was primarily attributable to an increase in auction fees related to higher average transaction prices and an increase in lower margin ancillary and other related services revenue, including revenue from certain businesses acquired, partially offset by a decrease in physical auction revenue per vehicle sold of $1 due to fluctuations in the Canadian exchange rate.
Online only auction revenue per vehicle sold increased $2 to $122 for the six months ended June 30, 2017, compared with $120 for the six months ended June 30, 2016. The increase in online only auction revenue per vehicle sold was attributable to an increase in purchased vehicles associated with the ADESA Assurance Program, partially offset by a change in the mix of cars supplied in closed sales to non-grounding dealers as well as a change in the mix of cars supplied in open sales. Excluding vehicles purchased as part of the ADESA Assurance Program, online only revenue per vehicle sold decreased to $108 from $109 for the six months ended June 30, 2017 and 2016, respectively.
Gross Profit
For the six months ended June 30, 2017, gross profit for ADESA increased $49.6 million, or 13%, to $417.6 million, compared with $368.0 million for the six months ended June 30, 2016. Gross profit for ADESA was 42.3% of revenue for the six months ended June 30, 2017, compared with 42.5% of revenue for the six months ended June 30, 2016. The increase in gross profit was mainly attributable to the 13% increase in the number of vehicles sold.
Selling, General and Administrative
Selling, general and administrative expenses for the ADESA segment increased $15.3 million, or 10%, to $172.5 million for the six months ended June 30, 2017, compared with $157.2 million for the six months ended June 30, 2016, primarily due to increases in selling, general and administrative expenses associated with acquired businesses of $13.3 million, compensation expense of $6.1 million, stock-based compensation expense of $0.9 million, benefit-related expenses of $0.8 million and other expenses aggregating $2.5 million, partially offset by decreases in incentive-based compensation expense of $5.1 million, professional fees of $1.5 million, bad debt expense of $0.9 million and marketing expenses of $0.8 million.

IAA Results

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2017	2016	2017	2016
IAA revenue	$298.7	$264.8	$596.1	$534.4
Cost of services*	181.5	167.3	370.6	340.8
Gross profit*	117.2	97.5	225.5	193.6
Selling, general and administrative	27.5	26.5	53.4	52.2
Depreciation and amortization	22.9	21.2	46.1	42.5
Operating profit	$66.8	$49.8	$126.0	$98.9

Vehicles sold	580,000	523,000	1,171,000	1,057,000
* Exclusive of depreciation and amortization
Overview of IAA Results for the Three Months Ended June 30, 2017 and 2016
Revenue
Revenue from IAA increased $33.9 million, or 13%, to $298.7 million for the three months ended June 30, 2017, compared with $264.8 million for the three months ended June 30, 2016, and included a decrease in revenue of $3.2 million from HBC. The increase in revenue was a result of an increase in vehicles sold of approximately 11% (12% excluding HBC) for the three months ended June 30, 2017, partially offset by a decrease in revenue of $0.9 million due to fluctuations in the Canadian exchange rate and a decrease in revenue of $1.2 million due to fluctuations in the U.K. exchange rate. Revenue per vehicle sold increased 2% for the three months ended June 30, 2017 compared with the three months ended June 30, 2016. IAA's North American same-store total loss vehicle inventory increased approximately 9% at June 30, 2017, as compared to June 30, 2016. Vehicles sold under purchase agreements were approximately 5% (4% excluding HBC) and 6% (5% excluding HBC) of total salvage vehicles sold for the three months ended June 30, 2017 and 2016, respectively. Online sales volumes for IAA for the three months ended June 30, 2017 and 2016 represented approximately 60% of the total vehicles sold by IAA.
Gross Profit
For the three months ended June 30, 2017, gross profit at IAA increased to $117.2 million, or 39.2% of revenue, compared with $97.5 million, or 36.8% of revenue, for the three months ended June 30, 2016. The increase in gross profit was mainly attributable to a 13% increase in revenue, partially offset by an 8% increase in cost of services, which included costs associated with purchase contract vehicles and volume growth. Excluding HBC, IAA's gross profit margin was 40.2% and 38.4% for the three months ended June 30, 2017 and 2016, respectively. For the three months ended June 30, 2017 and 2016, HBC had revenue of approximately $10.2 million and $13.4 million, respectively, and cost of services of approximately $8.9 million and $12.4 million, respectively, as the majority of HBC's vehicles are sold under purchase contracts.
Selling, General and Administrative
Selling, general and administrative expenses at IAA increased $1.0 million, or 4%, to $27.5 million for the three months ended June 30, 2017, compared with $26.5 million for the three months ended June 30, 2016. The increase in selling, general and administrative expenses was primarily attributable to increases in compensation expense of $1.1 million, incentive-based compensation expense of $0.7 million and non-income based taxes of $0.5 million, partially offset by decreases in professional fees of $0.9 million and other expenses aggregating $0.4 million.
Overview of IAA Results for the Six Months Ended June 30, 2017 and 2016
Revenue
Revenue from IAA increased $61.7 million, or 12%, to $596.1 million for the six months ended June 30, 2017, compared with $534.4 million for the six months ended June 30, 2016, and included a decrease in revenue of $4.3 million from HBC. The increase in revenue was a result of an increase in vehicles sold of approximately 11% (11% excluding HBC) for the six months ended June 30, 2017, partially offset by a decrease in revenue of $0.3 million due to fluctuations in the Canadian exchange rate and a decrease in revenue of $3.2 million due to fluctuations in the U.K. exchange rate. Revenue per vehicle sold increased 1% for the six months ended June 30, 2017 compared with the six months ended June 30, 2016. Vehicles sold under purchase agreements were approximately 5% (4% excluding HBC) and 6% (5% excluding HBC) of total salvage vehicles sold for the six months ended June 30, 2017 and 2016, respectively. Online sales volumes for IAA for the six months ended June 30, 2017 and 2016 represented approximately 60% of the total vehicles sold by IAA.
Gross Profit
For the six months ended June 30, 2017, gross profit at IAA increased to $225.5 million, or 37.8% of revenue, compared with $193.6 million, or 36.2% of revenue, for the six months ended June 30, 2016. The increase in gross profit was mainly attributable to a 12% increase in revenue, partially offset by a 9% increase in cost of services, which included costs associated with purchase contract vehicles and volume growth. Excluding HBC, IAA's gross profit margin was 38.8% and 37.7% for the six months ended June 30, 2017 and 2016, respectively. For the six months ended June 30, 2017 and 2016, HBC had revenue of approximately $23.0 million and $27.3 million, respectively, and cost of services of approximately $19.8 million and $24.9 million, respectively, as the majority of HBC's vehicles are sold under purchase contracts.
Selling, General and Administrative
Selling, general and administrative expenses at IAA increased $1.2 million, or 2%, to $53.4 million for the six months ended June 30, 2017, compared with $52.2 million for the six months ended June 30, 2016. The increase in selling, general and administrative expenses was primarily attributable to increases in compensation expense of $1.9 million, incentive-based compensation of $0.9 million, non-income based taxes of $0.5 million and stock-based compensation expense of $0.5 million, partially offset by decreases in professional fees of $0.9 million, bad debt expense of $0.5 million and other expenses aggregating $1.2 million.
AFC Results

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions except volumes and per loan amounts)	2017	2016	2017	2016
AFC revenue	$70.1	$72.9	$141.3	$146.8
Cost of services*	21.5	21.1	42.7	41.2
Gross profit*	48.6	51.8	98.6	105.6
Selling, general and administrative	7.3	7.3	15.2	14.8
Depreciation and amortization	7.8	7.9	15.6	15.6
Operating profit	$33.5	$36.6	$67.8	$75.2

Loan transactions	416,000	422,000	872,000	875,000
Revenue per loan transaction, excluding “Other service revenue”	$148	$154	$143	$150
* Exclusive of depreciation and amortization
Overview of AFC Results for the Three Months Ended June 30, 2017 and 2016
Revenue
For the three months ended June 30, 2017, AFC revenue decreased $2.8 million, or 4%, to $70.1 million, compared with $72.9 million for the three months ended June 30, 2016. The decrease in revenue was the result of an increase in the provision for credit losses to 2.6% of the average managed receivables for the three months ended June 30, 2017, partially offset by a 5% increase in "Other service revenue" generated by PWI. In addition, managed receivables decreased to $1,736.5 million at June 30, 2017 from $1,738.6 million at June 30, 2016.
Revenue per loan transaction, which includes both loans paid off and loans curtailed, decreased $6, or 4%. The provision for credit losses, which is a reduction of revenue, resulted in a reduction of revenue per unit of $14 for the three months ended June 30, 2017. The remaining $8 increase in revenue per loan transaction was the result of increases in fee revenue and interest yield as a result of prime rate increases. Revenue per loan transaction excludes "Other service revenue."

The provision for credit losses has increased to 2.6% from 1.3% of the average managed receivables for the three months ended June 30, 2017 compared with the three months ended June 30, 2016. The provision for credit losses is expected to be approximately 1.75% to 2.25%, annually, of the average managed receivables balance. For 2017, the provision for credit losses is above the stated range for the first half of the year, with improvement expected in the second half of the year.
Gross Profit
For the three months ended June 30, 2017, gross profit for the AFC segment decreased $3.2 million, or 6%, to $48.6 million, or 69.3% of revenue, compared with $51.8 million, or 71.1% of revenue, for the three months ended June 30, 2016, primarily as a result of a 4% decrease in revenue, related to the increased provision for credit losses, and a 2% increase in cost of services. The increase in cost of services was the result of an increase in compensation expense of $0.4 million and an increase in lot checks of $0.3 million, partially offset by a decrease in incentive-based compensation of $0.2 million and other expenses aggregating $0.1 million. The floorplan lending business gross profit margin percentage decreased from 77.7% to 75.7%. The floorplan lending business excludes PWI.
Selling, General and Administrative
Selling, general and administrative expenses at AFC were $7.3 million for each of the three months ended June 30, 2017 and June 30, 2016. Increases in compensation expense and stock-based compensation expense aggregating $0.6 million and other expenses aggregating $0.1 million, were offset by a decrease in incentive-based compensation and travel expenses aggregating $0.7 million.
Overview of AFC Results for the Six Months Ended June 30, 2017 and 2016
Revenue
For the six months ended June 30, 2017, AFC revenue decreased $5.5 million, or 4%, to $141.3 million, compared with $146.8 million for the six months ended June 30, 2016. The decrease in revenue was the result of an increase in the provision for credit losses to 2.6% of the average managed receivables for the six months ended June 30, 2017, partially offset by a 6% increase in "Other service revenue" generated by PWI. In addition, managed receivables decreased to $1,736.5 million at June 30, 2017 from $1,738.6 million at June 30, 2016.
Revenue per loan transaction, which includes both loans paid off and loans curtailed, decreased $7, or 5%. The provision for credit losses, which is a reduction of revenue, resulted in a reduction of revenue per unit of $13 for the six months ended June 30, 2017. The remaining $6 increase in revenue per loan transaction was the result of increases in fee revenue and interest yield as a result of prime rate increases. Revenue per loan transaction excludes "Other service revenue."
The provision for credit losses has increased to 2.6% from 1.3% of the average managed receivables for the six months ended June 30, 2017 compared with the six months ended June 30, 2016. The provision for credit losses is expected to be approximately 1.75% to 2.25%, annually, of the average managed receivables balance. For 2017, the provision for credit losses is above the stated range for the first half of the year, with improvement expected in the second half of the year.
Gross Profit
For the six months ended June 30, 2017, gross profit for the AFC segment decreased $7.0 million, or 7%, to $98.6 million, or 69.8% of revenue, compared with $105.6 million, or 71.9% of revenue, for the six months ended June 30, 2016, primarily as a result of a 4% decrease in revenue, related to the increased provision for credit losses, and a 4% increase in cost of services. The increase in cost of services was the result of increases in compensation expenses of $1.0 million, lot checks of $0.8 million and collection costs of $0.4 million, partially offset by decreases in incentive-based compensation of $0.5 million and other expenses aggregating $0.2 million. The floorplan lending business gross profit margin percentage decreased from 78.6% to 76.2%. The floorplan lending business excludes PWI.

Selling, General and Administrative
Selling, general and administrative expenses at AFC increased $0.4 million, or 3%, to $15.2 million for the six months ended June 30, 2017, compared with $14.8 million for the six months ended June 30, 2016. The increase was primarily attributable to increases in compensation expense and stock-based compensation expense aggregating $0.7 million and other expenses aggregating $0.3 million, partially offset by a decrease in incentive-based compensation of $0.6 million.

LIQUIDITY AND CAPITAL RESOURCES
The company believes that the significant indicators of liquidity for its business are cash on hand, cash flow from operations, working capital and amounts available under its Credit Facility. The company's principal sources of liquidity consist of cash generated by operations and borrowings under its revolving credit facility.

(Dollars in millions)	June 30, 2017	December 31, 2016	June 30, 2016
Cash and cash equivalents	$530.4	$201.8	$314.7
Restricted cash	18.3	17.9	15.0
Working capital	873.2	506.2	636.0
Amounts available under Credit Facility*	350.0	219.5	300.0
Cash flow from operations for the six months ended	373.9		164.7
* KAR Auction Services, Inc. has a $350 million revolving line of credit as part of the company's Credit Agreement. There were related outstanding letters of credit totaling approximately $35.9 million, $29.7 million, and $29.7 million at June 30, 2017, December 31, 2016 and June 30, 2016, respectively, which reduced the amount available for borrowings under the revolving credit facility.
We regularly evaluate alternatives for our capital structure and liquidity given our expected cash flows, growth and operating capital requirements as well as capital market conditions. For the six months ended June 30, 2017, the company used cash of $75.4 million to purchase property, plant, equipment and computer software.

Summary of Cash Flows

	Six Months Ended June 30,
(Dollars in millions)	2017	2016
Net cash provided by (used by):
Operating activities	$373.9	$164.7
Investing activities	(91.1)	(531.1)
Financing activities	37.8	520.6
Effect of exchange rate on cash	8.0	5.5
Net increase in cash and cash equivalents	$328.6	$159.7
Cash flow from operating activities was $373.9 million for the six months ended June 30, 2017, compared with $164.7 million for the six months ended June 30, 2016. The increase in operating cash flow was primarily attributable to changes in operating assets and liabilities as a result of the timing of collections and the disbursement of funds to consignors for auctions held near period-ends and increased profitability adjusted for non-cash items.
Net cash used by investing activities was $91.1 million for the six months ended June 30, 2017, compared with $531.1 million for the six months ended June 30, 2016. The decrease in net cash used by investing activities was primarily attributable to:
•a decrease in cash used for acquisitions of approximately $306.3 million; and
•a decrease in the additional finance receivables held for investment of approximately $139.9 million.

Net cash provided by financing activities was $37.8 million for the six months ended June 30, 2017, compared with $520.6 million for the six months ended June 30, 2016. The decrease in net cash from financing activities was primarily attributable to:

•	a decrease in net cash received of $336.2 million from the refinancing and repayment activities in 2017 compared with 2016;

•	a decrease in the additional obligations collateralized by finance receivables of approximately $96.8 million;

•	a smaller net increase in book overdrafts of approximately $20.2 million; and

•	an increase in dividend payments of $10.6 million.

Non-GAAP Financial Measures

The company provides the following non-GAAP measures on a forward-looking basis: Adjusted EBITDA, free cash flow and operating adjusted net income per share. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth previously.

Earnings guidance also does not contemplate future items such as business development activities, strategic developments (such as restructurings or dispositions of assets or investments), significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes amortization expenses associated with acquired intangible assets, as well as one-time charges, net of taxes.